Exhibit 99.1

FOR IMMEDIATE RELEASE

  New York REIT, Inc. Comments on Sponsor’s Strategic Transaction with Apollo Global Management

NEW YORK, August 7, 2015 – New York REIT, Inc. (“NYRT” or the “Company”) (NYSE: NYRT), commented today on the announcement of the strategic transaction between AR Capital LLC, the parent of its sponsor, and Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) whereby Apollo has agreed to acquire a majority interest in a new company that will own substantially all of the ongoing asset management business of AR Capital.

Michael Happel, Chief Executive Officer of the Company said, “We are pleased by the announced transaction and look forward to leveraging the considerable resources and expertise now available to our advisor. NYRT’s Board of Directors and management team will continue to work toward achieving our goal of maximizing long-term shareholder value.”

NYRT’s independent directors unanimously endorsed this strategic transaction relating to NYRT’s advisor.

About NYRT

NYRT is a publicly traded real estate investment trust listed on the NYSE focused on acquiring income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on May 11, 2015. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations / Public Relations abackman@nyrt.com (212) 415-6500	Michael A. Happel CEO and President New York REIT, Inc. mhappel@nyrt.com (212) 415-6500